Exhibit 99.2

Pro Forma Consolidated Financial Statements
(Unaudited)

On April 12, 2021, Rayonier Advanced Materials Inc. (the "Company") announced the sale of its lumber and newsprint assets located in Ontario and Québec, Canada (the “Transaction”) to GreenFirst Forest Products, Inc. (“GreenFirst”). Beginning in the second quarter of 2021, the financial results of the lumber and newsprint operations for periods prior to the sale were reflected in the Company's consolidated financial statements as discontinued operations. The transaction was completed on August 28, 2021, subject to final adjustments.
The following unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company and have been prepared to reflect the Transaction. The unaudited Pro Forma Consolidated Statements of Income (Loss) for the three years ended December 31, 2020, 2019 and 2018 are presented as if the Transaction occurred on January 1, 2018. The unaudited Pro Forma Consolidated Balance Sheet as of June 26, 2021 gives effect to the Transaction as if it occurred on June 26, 2021. All amounts are presented in thousands of United States dollars, unless otherwise indicated.

These statements are intended for information purposes only, the information is not intended to represent or be indicative of what the Company's results of operations or financial position would have been had the sale occurred on the dates indicated. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q. The unaudited pro forma financial statements should not be considered representative of the Company's future results or financial position.

The information in the "Historical Company" columns of the unaudited Pro Forma Consolidated Statements of Income (Loss) and Pro Forma Consolidated Balance Sheet was derived from the Company's historical financial statements for the periods presented, as reported, and does not include any adjustments for the Transaction.

The information in the "Lumber and Newsprint Operations" columns of the unaudited Pro Forma Consolidated Statements of Income (Loss) reflects the impact of the operations sold in the Transaction. As permitted by applicable accounting guidance, the Company has also allocated corporate interest expense to the sold operations. Allocated interest expense has been presented in the “Pro Forma Adjustments” column of the unaudited Pro Forma Consolidated Statements of Income (Loss). Eliminations represent sales between the Lumber and Newsprint businesses and the continuing operations of the Company.

The information in the "Lumber and Newsprint Asset Sale" column of the unaudited Pro Forma Consolidated Balance Sheet reflects the impact of the sale of the assets and liabilities included in the Transaction. The information in the “Pro Forma Adjustments” columns of the unaudited Pro Forma Consolidated Balance Sheet reflect additional pro forma adjustments.

Adjustments to the unaudited Pro Forma Consolidated Statements of Income (Loss) and unaudited Pro Forma Consolidated Balance Sheet are described in Note 1.

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Consolidated Statement of Income (Loss)
(Unaudited)
(Dollars in thousands, except share and per share amounts)
For the Year Ended December 31, 2020

	Historical Company	Lumber and Newsprint Operations	Pro Forma Adjustments	Eliminations	Pro Forma Company
Net Sales	$1,738,899	$(439,170)		$44,104	$1,343,833
Cost of Sales	(1,601,115)	364,815		(44,104)	(1,280,404)
Gross Margin	137,784	(74,355)		—	63,429

Selling, general and administrative expenses	(85,193)	7,251		—	(77,942)
Duties	(10,304)	10,304		—	—
Other operating expense, net	(15,213)	(639)		—	(15,852)
Operating Income (Loss)	27,074	(57,439)	—	—	(30,365)
Interest expense	(64,214)	59	8,639	—	(55,516)
Other income (loss), net	(7,265)	200		—	(7,065)
Other components of net periodic benefit income (expense)	6,216	(3,657)		—	2,559
Loss on debt extinguishment	(7,841)	—	—	—	(7,841)
Loss from Continuing Operations Before Income Taxes	(46,030)	(60,837)	8,639	—	(98,228)
Income tax expense	46,607	14,713	(430)	—	60,890
Equity in loss of equity method investment	(730)	—	—	—	(730)
Income (Loss) from Continuing Operations	(153)	(46,124)	8,209	—	(38,068)
Income from discontinued operations	708	—	—	—	708
Net Income (Loss) Available to the Company's Common Stockholders	$555	$(46,124)	$8,209	$—	$(37,360)

Basic Earnings (Loss) Per Share of Common Stock
Income (loss) from continuing operations	$—				$(0.60)
Income from discontinued operations	0.01				0.01
Net income (loss) per common share-basic	$0.01				$(0.59)
Diluted Earnings (Loss) Per Share of Common Stock
Income (loss) from continuing operations	$—				$(0.60)
Income from discontinued operations	0.01				0.01
Net income (loss) per common share-diluted	$0.01				$(0.59)

Shares used for determining basic earnings per share of common stock	63,241,197				63,241,197
Shares used for determining diluted earnings per share of common stock	63,241,197				63,241,197

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Consolidated Statement of Income (Loss)
(Unaudited)
(Dollars in thousands, except share and per share amounts)
For the Year Ended December 31, 2019

	Historical Company	Lumber and Newsprint Operations	Pro Forma Adjustments	Eliminations	Pro Forma Company
Net Sales	$1,775,392	$(386,300)		$41,856	$1,430,948
Cost of Sales	(1,721,235)	385,608		(41,856)	(1,377,483)
Gross Margin	54,157	(692)	—	—	53,465

Selling, general and administrative expenses	(89,644)	8,869		—	(80,775)
Duties	(22,634)	22,634		—	—
Other operating expense, net	(24,997)	(176)		—	(25,173)
Operating Loss	(83,118)	30,635	—	—	(52,483)
Interest expense	(60,267)	59	8,206	—	(52,002)
Other income (loss), net	(24)	200		—	176
Other components of net periodic benefit income (expense)	(4,875)	4,851		—	(24)
Loss from Continuing Operations Before Income Taxes	(148,284)	35,745	8,206	—	(104,333)
Income tax expense	29,676	(7,485)	(1,805)	—	20,386
Loss from Continuing Operations	(118,608)	28,260	6,401	—	(83,947)
Income (loss) from discontinued operations	96,158	—		—	96,158
Net Income (Loss) Attributable to the Company	(22,450)	28,260	6,401	—	12,211
Mandatory convertible stock dividends	(8,582)	—		—	(8,582)
Net Income (Loss) Available to the Company's Common Stockholders	$(31,032)	$28,260	$6,401	$—	$3,629

Basic Earnings (Loss) Per Share of Common Stock
Income (loss) from continuing operations	$(2.33)				$(1.70)
Income from discontinued operations	1.76				1.76
Net income (loss) per common share-basic	$(0.57)				$0.06
Diluted Earnings (Loss) Per Share of Common Stock
Income (loss) from continuing operations	$(2.33)				$(1.70)
Income from discontinued operations	1.76				1.76
Net income (loss) per common share-diluted	$(0.57)				$0.06

Shares used for determining basic earnings per share of common stock	54,511,863				54,511,863
Shares used for determining diluted earnings per share of common stock	54,511,863				54,511,863

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Consolidated Statement of Income (Loss)
(Unaudited)
(Dollars in thousands, except share and per share amounts)
For the Year Ended December 31, 2018

	Historical Company	Lumber and Newsprint Operations	Pro Forma Adjustments	Eliminations	Pro Forma Company
Net Sales	$1,956,994	$(468,935)		$44,482	$1,532,541
Cost of Sales	(1,665,847)	385,187		(44,482)	(1,325,142)
Gross Margin	291,147	(83,748)	—	—	207,399

Selling, general and administrative expenses	(104,989)	6,612		—	(98,377)
Duties	(25,921)	25,921		—	—
Other operating expense, net	(12,422)	864		—	(11,558)
Operating Income	147,815	(50,351)	—	—	97,464
Interest expense	(55,923)	58	7,470	—	(48,395)
Other income (loss), net	5,019	237		—	5,256
Other components of net periodic benefit income (expense)	8,345	(7,574)		—	771
Gain on bargain purchase	20,449	—		—	20,449
Gain on debt extinguishment	786	—		—	786
Income from Continuing Operations Before Income Taxes	126,491	(57,630)	7,470	—	76,331
Income tax expense	(27,040)	16,332	—	—	(10,708)
Income from Continuing Operations	99,451	(41,298)	7,470	—	65,623
Income from discontinued operations	28,965	—		—	28,965
Net Income Attributable to the Company	128,416	(41,298)	7,470	—	94,588
Mandatory convertible stock dividends	(13,800)	—	—	—	(13,800)
Net Income Available to the Company's Common Stockholders	$114,616	$(41,298)	$7,470	$—	$80,788

Basic Earnings (Loss) Per Share of Common Stock
Income (loss) from continuing operations	$1.70				$1.03
Income from discontinued operations	0.57				0.57
Net income (loss) per common share-basic	$2.27				$1.60
Diluted Earnings (Loss) Per Share of Common Stock
Income (loss) from continuing operations	$1.52				$0.79
Income from discontinued operations	0.44				0.44
Net income (loss) per common share-diluted	$1.96				$1.23

Shares used for determining basic earnings per share of common stock	50,602,480				50,602,480
Shares used for determining diluted earnings per share of common stock	65,397,259				65,397,259

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Consolidated Balance Sheet
(Unaudited)
(Dollars in thousands)
As of June 26, 2021

	Historical Company	Lumber and Newsprint Asset Sale	Pro Forma Adjustments		Pro Forma Company
Assets
Current Assets
Cash and cash equivalents	$214,739	$188,453	$(157,289)	(a)	$245,903
Accounts receivable, net	187,882	4,759	—	(b)	192,641
Inventory	195,171	—	—		195,171
Income tax receivable	48,663	—	—		48,663
Prepaid and other current assets	68,504	50,847	—	(b)	119,351
Assets of discontinued operations-held for sale	245,643	(245,643)	—		—
Total current assets	960,602	(1,584)	(157,289)		801,729

Property, Plant and Equipment, net	1,161,012	—			1,161,012
Deferred Tax Assets	342,749	(645)	1,610	(c)	343,714
Intangible Assets, net	34,937	—	—		34,937
Other Assets	149,002	3,498	—	(b)	152,500
Total Assets	$2,648,302	$1,269	$(155,679)		$2,493,892

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$157,166	$—	$—		$157,166
Accrued and other current liabilities	137,489	—	(2,789)	(a)	134,700
Debt due within one year	17,013	—	—		17,013
Current environmental liabilities	8,712	—	—		8,712
Current liabilities for disposed operations	13,913	(13,913)	—		—
Total current liabilities	334,293	(13,913)	(2,789)		317,591

Long-Term Debt	1,063,739	—	(147,183)	(a)	916,556
Long-Term Environmental Liabilities	162,384	—	—		162,384
Pension and Other Postretirement Benefits	246,681	—	—		246,681
Deferred Tax Liabilities	23,822	—	—		23,822
Other Long-Term Liabilities	30,542	—	—		30,542

Commitments and Contingencies

Stockholders’ Equity
Common stock	637	—	—		637
Additional paid-in capital	404,120	—	—		404,120
Retained earnings	518,129	8,950	(5,707)	(d)	521,372
Accumulated other comprehensive income (loss)	(136,045)	6,232	—	(e)	(129,813)
Total Stockholders’ Equity	786,841	15,182	(5,707)		796,316
Total Liabilities and Stockholders’ Equity	$2,648,302	$1,269	$(155,679)		$2,493,892

Exhibit 99.2

Note 1 — Adjustments to the Unaudited Pro Forma Consolidated Statements of Income (Loss) and Unaudited Pro Forma Consolidated Balance Sheet
The historical results of operations of Rayonier Advanced Materials, Inc. (the "Company") are derived from the Company's audited consolidated statement of operations for the years ended December 31, 2020, 2019, and 2018. The lumber and newsprint results of operations for the years ended December 31, 2020, 2019, and 2018 were derived from the Company’s financial records. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2020, 2019, and 2018 reflect the Transaction as if it had occurred on January 1, 2018, the beginning of the earliest period presented.

While the Company is not obligated to use proceeds from the Transaction to repay debt, the Company will utilize up to $150 million of the cash proceeds to reduce outstanding long-term corporate debt. Allocated interest expense to discontinued operations was $8.6 million, $8.2 million and $7.5 million for the years ended 2020, 2019 and 2018, respectively, based on a debt repayment assumption of $150 million. Interest expense was estimated using the weighted-average interest rates in effect for each period presented based on the proportionate amounts anticipated to be repaid.

The historical balance sheet of the Company is derived from the Company's unaudited interim consolidated balance sheet as of June 26, 2021. The unaudited pro forma consolidated balance sheet as of June 26, 2021 shows the financial position of the Company as if the transaction had occurred on June 26, 2021, the Company's latest balance sheet date, utilizing the actual cash and number of GreenFirst shares of common stock received by the Company as consideration at the closing of the transaction on August 28, 2021.

Consideration for the Transaction is comprised of a base amount of $140 million (the "Base Amount"), the final value of inventory ("Inventory Value"), a Chip Purchase Set-off Amount, as defined in the purchase agreement, and any final adjustments, including adjustments associated with certain working capital items. As per the agreement, the sum of the Base Amount and Inventory Value is payable approximately 85 percent in cash and 15 percent in shares of common stock of GreenFirst at a fixed price of CAD$1.50 per share.

For purposes of the pro forma adjustments, the preliminary consideration for the Transaction is shown below:

Base Amount	$140,000
Inventory Value at July 31, 2021 (1)	89,037
Purchase consideration	229,037
Chip Purchase Set-Off Amount (2)	4,751
Additional fair value of shares in GreenFirst received (3)	15,471
Other adjustments, including working capital adjustments (1)	(1,458)
Total consideration	$247,801
(1) Estimated values for purposes of the closing of the Transaction. The final Inventory Value and final adjustments, including working capital adjustments, will be established within 90 days of closing.
(2) CAD$7.9 million, to be paid in equal annual installments over five years, beginning on the anniversary of the closing. Amount has been discounted to its present value, using a discount rate of 10 percent based on GreenFirst's approximate cost of debt, and translated at an exchange rate of 0.7931. GreenFirst may elect to offset the principal amount against amounts owed by the Company under a 20-year chip supply agreement entered into in connection with the Transaction.
(3) Represents the estimated difference in fair value of 28,684,433 shares of common stock of GreenFirst received by the Company at a fixed price of CAD$1.50 per share, compared to a closing share price of CAD$2.18 per share on August 27, 2021, when the number of shares was determined, translated at an exchange rate of 0.7931. The stock price of GreenFirst as of June 26, 2021 is not used as it did not account for the dilution of GreenFirst's common stock associated with their rights offering completed on July 30, 2021. The Company has agreed to hold these shares for at least six months following the closing of the Transaction.

(a) The cash consideration of $193.5 million represents approximately 85 percent of the sum of the Base Amount plus Inventory Value. The total pro forma impact to cash and cash equivalents as a result of the Transaction consisted of the following:

Exhibit 99.2

Cash consideration	$193,453
Less: estimated costs to sell (1)	(5,000)
Net cash proceeds	$188,453
Repayment of debt, including premium for early repayment and accrued interest (2)	(157,289)
Total pro forma impact to cash and cash equivalents	$31,164
(1) Estimated costs to sell include legal and financial advisory fees.
(2) As previously mentioned, the Company's debt agreements do not obligate the Company to repay debt with proceeds from the Transaction. However, the Company will utilize up to $150.0 million of cash proceeds from the Transaction to reduce outstanding debt. Under the assumption that $150.0 million is used to repay outstanding secured debt, the Company would incur an early repayment penalty of $4.5 million, or 3% of the amount of the repayment, and pay accrued interest of $2.8 million. Under the same assumption, the Company would also write off $2.8 million in deferred financing costs associated with the retired debt, resulting in a net decrease in long term debt of $147.2 million.

(b) The total pro forma impact to other current assets consists of the following:

Accounts receivable(1)	$4,759

Estimated fair value of GreenFirst shares of common stock received (2)	$49,594
Chip Purchase Set-Off Amount - current (3)	1,253
Total pro forma impact to other current assets	$50,847

Total pro forma impact to other assets (3)	$3,498

(1) Represents CAD$6.0 million of inventory (the "Retained Inventory") agreed to be marketed and sold by GreenFirst on behalf of the Company over the first 60-day period following the close of the Transaction, translated at an exchange rate of 0.7931.
(2) A portion of the purchase consideration is represented by 28,684,433 shares of common stock of GreenFirst received by the Company, calculated based on approximately 15 percent of the sum of the Base Amount and Inventory Value and a fixed price of CAD$1.50 per share. These shares represent approximately 16.2 percent of the total GreenFirst common shares issued and outstanding at the closing date, and had an estimated fair value of $49.6 million based on a closing price of CAD$2.18 per share on August 27, 2021, when the number of shares was determined, translated at an exchange rate of 0.7931. The stock price of GreenFirst as of June 26, 2021 is not used as it did not account for the dilution of GreenFirst's common stock associated with their rights offering completed on July 30, 2021. The Company has agreed to hold these shares for at least six months following the closing of the Transaction, during which time it will record in earnings any changes in the fair value of the shares.
(3) The Company will also receive CAD$7.9 million representing the Chip Purchase Set-Off Amount, payable by GreenFirst in equal annual installments over five years. The Company estimated the present value of this note using a discount rate of 10 percent based on GreenFirst's approximate cost of debt and translating it at an exchange rate of 0.7931. The current portion is the discounted value of the first year's payment. GreenFirst may elect to offset the principal amount against amounts owed by the Company under a 20-year chip supply agreement entered into in connection with the Transaction.
(c)     Represents the estimated utilization of deferred tax assets as a result of the Transaction.

(d)     The total pro forma impact to retained earnings consists of the following:

Estimated gain on disposal, net of tax	$8,950

Early debt repayment penalty, net of tax	$(3,510)
Deferred financing costs written off, net of tax	(2,197)
Total pro forma impact to retained earnings of estimated debt repayment	$(5,707)

(e) Represents accumulated other comprehensive losses, estimated at $6.2 million, associated with the defined benefit plan obligations and other post-employment benefit obligations that transfer to GreenFirst as part of the transaction.